UNITED STATES
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Sun-Times Media Group, Inc.

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On January  2, 2009, Sun-Times Media Group, Inc. issued the following press release.
SUN-TIMES MEDIA GROUP ANNOUNCES
CONTINUATION OF DIRECTORS’ SERVICE
Chicago, Illinois, January 2, 2009 — Sun-Times Media Group, Inc. (OTCBB: SUTM) today announced that three members of its Board of Directors who had previously announced their intentions to resign from the Board effective December 31, 2008, have agreed to remain on the Board of Directors until such time as the Company is able to recruit and appoint new directors. This change was made necessary by the uncertainty engendered by the consent solicitation process initiated by Davidson Kempner Capital Management LLC (“Davidson Kempner”), which has hampered the Company’s recruitment of new directors. On November 18, 2008, the Company announced that, as part of a board-initiated restructuring, directors Gordon A. Paris, Graham W. Savage and Raymond G. H. Seitz intended to resign from the Board effective no later than the end of 2008. Subsequent developments in the contested solicitation of consents initiated by Davidson Kempner have delayed efforts by the Company to recruit and evaluate candidates for its Board of Directors. These efforts are ongoing and will continue with the goal of appointing new director candidates as soon as possible.
About Sun-Times Media Group
Sun-Times Media Group is dedicated to being the premier source of local news and information for the greater Chicago area. Its media properties include the Chicago Sun-Times and Suntimes.com as well as newspapers and Web sites serving more than 200 communities throughout the Chicago area. Further information can be found at http://www.thesuntimesgroup.com.
Cautionary Statement on Forward-Looking Statements
Certain statements made in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will likely result” or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by Sun-Times Media Group with the Securities and Exchange Commission, including in its Forms 10-K and 10-Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward- looking statements as a prediction of actual results.